July 3, 2003

Board of Directors
RRUN Ventures Network, Inc.
62 West 8th Avenue
Vancouver, British Columbia
Canada  V5Y 1M7

                                              Re: 20,000,000 Shares Common Stock
                                              $.0001 Par Value Form S-8
                                              Registration Statement

Ladies and Gentlemen:

         As special securities counsel for RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the United States Securities and Exchange
Commission of a Registration Statement on Form S-8 (the "Registration
Statement") registering 20,000,000 shares of the Company's common stock, $.0001 par value per share, for issuance pursuant to that certain 2003 Compensation
Plan for Outside Consultants And Others (the "Plan"), which was made effective on June 27, 2003 and which is attached to the Registration Statement as an exhibit. The contents of the Registration Statement, with exhibits thereto, are hereby incorporated by reference.

         I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, and subject to the caveat identified below, I am of the opinion that the 20,000,000 shares covered by said Registration Statement, when issued in accordance with the terms of the Plan and the Prospectus forming a part of the
Registration Statement, will be legally issued, fully-paid and non-assessable.
Moreover, my opinion is limited to the due issuance of such shares covered by the Registration Statement and the Plan that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. The undersigned does further disclose that the Company and the undersigned, may subsequently agree that the undersigned shall receive shares of the Company's Common Stock issuable under the Plan as compensation for services described in a certain written agreement heretofore entered into by and between the Company and the undersigned.

Sincerely,

/s/ Gregory Bartko, Esq.
    Gregory Bartko, Esq.
    GAB/nmn